77Q(1)(d): Copies of all constituent instruments defining rights of the holders of any new class of securities

Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR shares, is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).